Exhibit 99.1

Amendment to the Company’s Bylaws Adopted May 26, 2015

At the annual meeting of the corporation held on May 26, 2015, Article II, Section 2.2 of the bylaws of Colony Bankcorp, Inc. were amended upon ratification by majority vote of the shareholders present in person and by proxy following the recommendation of the board of directors of the corporation at its regular February 17, 2015 board meeting. As amended said bylaws read as follows:

ARTICLE II

2.2 – Annual Meetings

The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in May of each year unless that day is a legal holiday and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

The undersigned does hereby certify that he is the Secretary of the Board of Directors of Colony Bankcorp, Inc., and was appointed secretary for the annual meeting of the shareholders of Colony Bankcorp, Inc. held on May 26, 2015, and that at said annual meeting a motion was duly made, seconded, and carried by a majority vote of those present in person and by proxy, a quorum being present, to amend Section 2.2 of Article II of the bylaws of the corporation to change the meeting date of the annual meeting of the shareholders.

SO CERTIFIED this 26th day of May, 2015.

/s/ Terry L. Hester
Secretary of the Board

/s/ Terry L. Hester
Secretary of Colony Bankcorp, Inc.